Exhibit 10.11


                   INDEMNIFICATION AND CONTRIBUTION AGREEMENT

         THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT is made and entered into as of August 23, 1995 by and between PHC RETAIL HOLDING COMPANY, a Delaware corporation (the "Company"), which term shall mean the Company only and no predecessor entity or other legal entity, and ^F1^ (the "Indemnitee").

                                    RECITALS

         WHEREAS the Company has determined that it is in its best interest contractually to obligate itself to indemnify the directors and officers of the Company against inordinate risks of claims and actions against such directors and officers arising out of their services to and activities on behalf of the Company; and

         WHEREAS the Indemnitee, in his capacity as a director, officer, employee and/or agent of the Company, provides valuable services essential to the business and operations of the Company, and the Indemnitee is willing to serve or continue to serve as a director, officer, employee and/or agent of the Company on the condition that he or she is so indemnified; and

         WHEREAS the Company's Certificate of Incorporation, as amended (the "Company Certificate"), and by-laws, as amended, provide for the indemnification of the directors, officers, employees and agents of the Company to the maximum extent permitted by Delaware General Corporation Law and for the elimination of the liability to the Company or its stockholders of a director or officer of the Company for monetary damages for breach of his fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit; and

         WHEREAS Section 145(f) of the Delaware General Corporation Law specifically provides that the indemnification and advancement of expenses provided by or granted pursuant to Section 145 of the Delaware General Corporation Law are not exclusive and contemplates that corporations incorporated in Delaware, such as the Company, may enter into contracts with directors and officers with respect to indemnification of such persons; and

         WHEREAS the Company wishes to avail itself of opportunities under applicable law to enter into such a contract of indemnification and contribution; and

         WHEREAS the Company presently maintains a policy or policies of directors and officers liability insurance covering certain liabilities which may be incurred by the respective directors and officers of the Company in the performance of their duties; and

         WHEREAS developments with respect to the terms and availability of directors and officers liability insurance and with respect to the application, amendment and enforcement of statutory, certificate of incorporation and by-law indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded thereby to directors and officers; and

         WHEREAS in order to resolve such questions and thereby induce the Indemnitee to continue to serve as a director, officer, employee and/or agent, as the case may be, of the Company without undue concern for possible liabilities that may be alleged to exist as a result of his acting as such, the Company has determined and agreed to enter into this Agreement with the Indemnitee.

         NOW, THEREFORE, for and in consideration of the Indemnitee's continued service as a director, officer, employee and/or agent, as the case may be, of the Company after the date hereof, and other good and valuable considerations, the receipt and sufficiency of which have hereby been acknowledged, the parties hereto agree as follows:

         1.       DEFINITIONS FOR PURPOSES OF THIS AGREEMENT.

                  (a) "Legal Entity" shall mean a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                  (b) "Proceeding" shall mean any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

         2. INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to indemnify the Indemnitee against and hold the Indemnitee harmless from any claims, liabilities, damages, expenses (including without limitation attorneys' fees and expert witnesses' fees), losses, costs, judgments, fines, penalties, awards or amounts paid in settlement incurred by the Indemnitee and arising out of his capacity as a director, officer, employee and/or agent of the Company, to the maximum extent authorized or permitted by applicable law. Furthermore, the Company shall advance expenses to the Indemnitee to the maximum extent authorized or permitted by applicable law to meet the obligations set forth herein, subject to

Section 5 below. The Company represents that the Company Certificate and the Company's by-laws provide for indemnification of its directors and officers to the maximum extent authorized or permitted by applicable law.

         3. LIMITATION ON LIABILITY OF THE COMPANY'S DIRECTORS AND OFFICERS. The Company hereby represents that the Company Certificate eliminates the liability to the Company or its stockholders of a director or officer of the Company for monetary damages for breach of his fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         4. NO AMENDMENT WITHOUT NOTICE. Except as otherwise directed by the stockholders of the Company, the Company hereby agrees that it will not amend or consent to the amendment of the Company Certificate or the Company's by-laws to in any manner limit or eliminate the provisions therein which provide for the indemnification of any director, officer, employee or agent or which limit the personal liability of directors and officers of the Company to the Company or its stockholders for monetary damages without first providing written notice to the Indemnitee.

         5. ADVANCEMENT OF EXPENSES. The obligations of the Company to make advances under Section 2 above shall in each case be contingent upon an undertaking from the Indemnitee to repay the same if it is ultimately determined that the Indemnitee is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the Indemnitee and shall be accepted without reference to the Indemnitee's ability to make repayment.

         6. DETERMINATION THAT INDEMNIFICATION IS NOT PERMISSIBLE. With respect to the Company's indemnification obligations under Section 2 above, a determination that such indemnification is not permissible in the specific case may be made, if the Indemnitee is a director, as provided by applicable law (or, if applicable law does not otherwise provide, in the same manner as for a person not a director, as set forth below), and if the Indemnitee is not a director, by general or specific action of the Board of Directors of the Company, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by applicable law. No such determination may be made later than 90 days after the Indemnitee's liability in a specific case has been finally determined. If a majority of the directors of the Company shall have changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination may, at the option of the Indemnitee, be made only by special legal counsel agreed upon by such Board of Directors and the Indemnitee.

         7. EFFECT OF TERMINATION OF PROCEEDING. Determination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that the Indemnitee acted in such a manner as to make the Indemnitee ineligible for indemnification.

         8. INSURANCE. The Company hereby represents and warrants that it has purchased and maintained in effect for the benefit and on behalf of the Indemnitee, and covenants that it will purchase and maintain in effect for the benefit and on behalf of the Indemnitee so long as the Indemnitee shall continue to serve as a director, officer, employee and/or agent of the Company (or shall continue at the request of the Company to serve as a director, officer, employee and/or agent of another Legal Entity) and thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director, officer, employee and/or agent of the Company (or served in any other capacity), one or more valid, binding and enforceable policies of insurance against all liabilities that may be incurred by the Indemnitee in or arising out of his capacity as a director, officer, employee and/or agent of the Company, without regard to the power of the Company to indemnify the Indemnitee against any such liability under applicable law. Such insurance shall specifically protect and insure the Indemnitee against, without limitation, to the extent available, any liabilities arising out of any act or omission to act by the Indemnitee in his capacity as a director, officer, employee and/or agent of the Company or otherwise on behalf of the Company. Such insurance shall provide coverage in the maximum amount that is commercially feasible as determined by the Board of Directors of the Company, but not less than $5,000,000, and shall be placed with a reputable insurance company. Evidence of such insurance and the terms, provisions, restrictions and exclusions thereof shall be provided to the Indemnitee on his request. In the event the Company does not purchase and maintain in effect any such policy or any of such policies, as the case may be, of insurance pursuant to the provisions of this Agreement, the Company agrees to hold harmless and indemnify the Indemnitee to the full extent of the coverage which would have otherwise been provided for the benefit of the Indemnitee pursuant to such policy or policies, unless the Company shall have used its best efforts throughout in seeking to purchase and maintain in effect such policy or policies.

         9. CONTRIBUTION. In order to provide for just and equitable contribution in any case in which the Indemnitee makes claim for indemnification pursuant to this Agreement and in which it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the provisions of this Agreement so provide for indemnification in such case, then, and in each such case, (i) the Company and (ii) the Indemnitee and all other directors, officers, employees and agents of the Company seeking indemnification in such case, in the aggregate, shall contribute to the aggregate losses, claims, damages, or liabilities to which the Indemnitee and all other such persons seeking indemnification may be subject (after contribution from all others) in such proportion so that the Company is responsible for the portion represented by the percentage that the aggregate revenues of the Company since January 28, 1995 bear to the sum of (y) such aggregate revenues and (z) the aggregate compensation received since January 28, 1995 by the Indemnitee and all other such persons seeking indemnification, and the Indemnitee and such other persons shall be responsible for the remaining portion; provided, however, that in no event shall the amount to be contributed by the Indemnitee exceed the aggregate compensation received by the Indemnitee from the Company since January 28, 1995.

                  Only in the event that all of the above alternatives shall fail, then the parties shall be responsible according to the relative fault of the Company and the Indemnitee in connection with the statements, actions or omissions which resulted in such damages, and other relevant equitable considerations shall also be considered. The Company and the Indemnitee agree that it would not be just and equitable if the respective obligations of the Company and the Indemnitee to contribute pursuant to this Section 9 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Indemnitee and the other directors, officers, employees and agents of the Company were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9. For purposes of this Section 9, the term "damages" shall include, without limitation, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending against or appearing as a third party witness in any action or claim that is the subject of the contribution provisions of this Section 9.

         10. FURTHER ACTION. The Company hereby agrees to use its best efforts to take all action necessary to modify the rights provided to the Indemnitee under this Agreement to the extent that additional indemnification or contribution rights or rights limiting or eliminating liability may be obtained from time to time under applicable law.

         11. RELEASE OF CLAIMS. The Company hereby releases the Indemnitee from any claim, and agrees and covenants that it will not make any claim, against the Indemnitee for any act or omission to act, to the maximum extent permitted by applicable law. The Company hereby agrees to indemnify the Indemnitee against and hold the Indemnitee harmless from any and all claims, liabilities, damages, expenses, losses or costs, including without limitation attorneys' fees and expert witnesses' fees, arising out of or in any way relating to any claim that the Company or any of its subsidiaries may have or assert against the Indemnitee, to the maximum extent permitted by applicable law.

         12. CONTINUING EFFECT. All agreements for indemnification or contribution by the Company contained herein shall continue during the period the Indemnitee is or was a director, officer, employee and/or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee and/or agent of another Legal Entity) and continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director, officer, employee and/or agent of the Company or serving in any other capacity referred to herein.

         13. ACKNOWLEDGEMENT OF RELIANCE BY INDEMNITEE; AUTHORITY. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to continue to serve as a director, officer, employee and/or agent of the Company after the date hereof without undue concern for risks of claims and actions against him arising out of his services to and activities on behalf of the Company. The Company represents that it has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; that it has full power and authority to enter into this Agreement and to perform its obligations hereunder; and that this Agreement has been duly authorized, executed and delivered and, assuming due execution and delivery by the Indemnitee, constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms.

         14. ENFORCEMENT EXPENSES. In the event the Indemnitee is required to bring any action to enforce any right or collect any money due under this Agreement and is successful in such action, the Company agrees to reimburse the Indemnitee for all of the Indemnitee's fees and expenses, including without limitation attorneys' fees and expert witnesses' fees, in bringing or pursuing such action. In the event the Indemnitee brings any such action but is not successful, the Company agrees to reimburse the Indemnitee for all of the Indemnitee's reasonable fees and expenses, including without limitation attorneys' fees and expert witnesses' fees, in bringing or pursuing such action; provided, however, that the Company shall not have any reimbursement obligation under this sentence if, in connection with such action, a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee as a basis for such action were not made in good faith or were frivolous.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Indemnitee and upon the Company and its subsidiaries, successors and assigns, and shall inure to the benefit of the Indemnitee, his heirs, personal representatives and assigns, and to the benefit of the Company and its subsidiaries, successors and assigns.

         16. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In particular, if any indemnification or contribution right provided to the Indemnitee hereunder shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect other indemnification or contribution required to be provided to the Indemnitee hereunder.

         17. NON-EXCLUSIVITY. It is the intent of the parties to this Agreement to provide the maximum possible indemnification and contribution rights to the Indemnitee, and this Agreement shall be interpreted accordingly. The indemnification and other rights provided to the Indemnitee hereunder are in addition to, and not exclusive of, any other rights the Indemnitee may have.

         18. APPLICABLE LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within the Commonwealth.

         19. JURISDICTION AND VENUE. Each of the Company and the Indemnitee hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement to the jurisdiction and venue of the United States District Court for the Eastern District of Virginia and the jurisdiction and venue of any court of the Commonwealth of Virginia located in South Hill, Virginia or Richmond, Virginia and waives any and all objections to jurisdiction and review or to venue that it or the Indemnitee, as the case may be, may have under the laws of the United States or any state thereof, except that if the Indemnitee shall so designate, the jurisdiction and review of another federal court or of the state courts of Delaware shall apply.

         20. NOTICE BY THE INDEMNITEE. The Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or any other matter which may be subject to indemnification, contribution or the advancement of expenses covered hereunder; provided, however, that the failure to give any such notice shall not result in a waiver or forfeiture of any of the Indemnitee's rights hereunder.

         21. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly received (1) on the date given if delivered personally or by cable, telegram or telex or (2) on the date received if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or such other address for a party as such party shall specify by like notice):

         If to the Company:                  PHC Retail Holding Company
                                             c/o Peebles Inc.
                                             One Peebles Street
                                             South Hill, Va.  23970-5001
                                             Attn.:  E. Randolph Lail

         If to the Indemnitee:




         22. MODIFICATION AND WAIVER. This Agreement may be amended or modified only by a written instrument duly executed by all of the parties hereto and may be waived only by a written instrument duly executed by the party against whom such waiver is to be enforced.

         23. CAPTIONS. The captions used in this Agreement are for the convenience of reference only and do not constitute a part of this Agreement.

         24. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    PHC RETAIL HOLDING COMPANY

                                    BY:_____________________________________
                                       MICHAEL F. MOORMAN,
                                       CHAIRMAN OF THE BOARD, PRESIDENT AND
                                       CHIEF EXECUTIVE OFFICER

                                    INDEMNITEE

                                    BY:_____________________________________
                                       ^F6^